Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Retains Seaport Global Securities LLC, and Reports Third Quarter 2018 Financial Results

HOUSTON, TX – (PR Newswire – November 14, 2018) – Yuma Energy, Inc. (NYSE American: YUMA) (the “Company”) today announced that it has retained Seaport Global Securities LLC, an investment banking firm, to advise the Company on its strategic and tactical alternatives, including possible mergers, acquisitions and divestitures. The Company also reported on its liquidity as well as its financial results for the quarter ended September 30, 2018.

Liquidity

As previously reported, the Company initiated several strategic alternatives to mitigate its limited liquidity (defined as cash on hand and undrawn borrowing base), its financial covenant compliance issues, and to provide it with additional working capital to develop its existing assets.

During the second quarter of 2018, the Company agreed to sell its Kern County, California properties for $4.7 million in gross proceeds and the buyer’s assumption of certain plugging and abandonment liabilities, and received a non-refundable deposit of $275,000. The sale did not close as scheduled, and the buyer forfeited the deposit. The Company currently anticipates that it will close the sale with the same buyer in the fourth quarter of 2018 on re-negotiated terms. Upon closing, the Company anticipates that the majority of the proceeds will be applied to the repayment of borrowings under the credit facility; however, there can be no assurance that the transaction will close.

On August 20, 2018, the Company sold its 3.1% leasehold interest consisting of 9.8 net acres in one section in Eddy County, New Mexico for $127,400. On October 23, 2018, the Company sold substantially all of its Bakken assets in North Dakota for approximately $1.16 million in gross proceeds and the buyer’s assumption of certain plugging and abandonment liabilities. On October 24, 2018, the Company sold certain deep rights in undeveloped acreage located in Grady County, Oklahoma for approximately $120,000. Proceeds of $1.0 million from these non-core asset sales were applied to the repayment of borrowings under the credit facility in October 2018, bringing the current outstanding balance and borrowing base under the credit facility to $34.0 million, with the balance of the proceeds used for working capital purposes.

Additionally, the Company has reduced its personnel by nine employees since December 31, 2017, a 26% decrease. This brings the Company’s headcount to 25 employees at September 30, 2018. Also, the Company has taken additional steps to further reduce its general and administrative costs by reducing subscriptions, consultants and other non-essential services, as well as eliminating certain of its capital expenditures planned for 2018.

The Company plans to take further steps to mitigate its limited liquidity which may include, but are not limited to, further reducing or eliminating capital expenditures; selling additional assets; further reducing general and administrative expenses; seeking merger and acquisition related opportunities; and potentially raising proceeds from capital markets transactions, including the sale of debt or equity securities. There can be no assurance that the exploration of strategic alternatives will result in a transaction or otherwise improve the Company’s limited liquidity.

The Company has borrowings under its credit facility that require, among other things, compliance with certain financial ratios and covenants.  Due to operating losses the Company sustained during recent quarters, at September 30, 2018, the Company was not in compliance under the credit facility with its (i) total debt to EBITDAX covenant for the trailing four quarter period, (ii) current ratio covenant, (iii) EBITDAX to interest expense covenant for the trailing four quarter period, and (iv) the liquidity covenant requiring the Company to maintain unrestricted cash and borrowing base availability of at least $4.0 million. Due to this non-compliance, the Company classified its entire bank debt as a current liability in its financial statements as of September 30, 2018.

On October 9, 2018, the Company received a notice and reservation of rights from the administrative agent under its credit facility advising that an event of default has occurred and continues to exist by reason of the Company’s noncompliance with the liquidity covenant requiring it to maintain cash and cash equivalents and borrowing base availability of at least $4.0 million. As a result of the default, the lenders may accelerate the outstanding balance under the credit facility, increase the applicable interest rate by 2.0% per annum or commence foreclosure on the collateral securing the loans. As of the date of this release, the lenders have not accelerated the outstanding amount due and payable on the loans, increased the applicable interest rate or commenced foreclosure proceedings, but they may exercise one or more of these remedies in the future. The Company intends to commence discussions with the lenders under the credit facility concerning a forbearance agreement or waiver of the event of default; however, there can be no assurance that the Company and the lenders will come to any agreement regarding a forbearance or waiver of the event of default.

As of September 30, 2018, the Company had outstanding borrowings of $35.0 million under its credit facility, and its total borrowing base was $35.0 million, leaving no undrawn borrowing base. Due to drilling activities and other factors, the Company had a working capital deficit of $41.07 million (inclusive of the Company's outstanding debt under its credit facility) and a loss from operations of $6.89 million for the nine months ended September 30, 2018.

The factors and uncertainties described above raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of the going concern uncertainty.

Third Quarter 2018 Financial Results

Production

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by the Company for the three and six months ended September 30, 2018 and 2017, and the average sales price per unit sold.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Production volumes:
Crude oil and condensate (Bbls)	42,642	57,134	137,121	199,774
Natural gas (Mcf)	500,969	757,361	1,672,650	2,442,899
Natural gas liquids (Bbls)	22,894	32,694	77,111	101,260
Total (Boe) (1)	149,031	216,055	493,007	708,184
Average prices realized:
Crude oil and condensate (per Bbl)	$72.48	$47.86	$68.26	$48.42
Natural gas (per Mcf)	$2.92	$3.04	$3.01	$3.05
Natural gas liquids (per Bbl)	$38.12	$23.81	$32.47	$23.68

(1)
Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

Revenues

The following table presents the Company’s revenues for the three and six months ended September 30, 2018 and 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Sales of natural gas and crude oil:
Crude oil and condensate	$3,090,585	$2,734,269	$9,360,102	$9,673,049
Natural gas	1,463,581	2,304,154	5,030,751	7,445,564
Natural gas liquids	872,689	778,460	2,504,115	2,397,398
Total revenues	$5,426,855	$5,816,883	$16,894,968	$19,516,011

Expenses

The Company’s lease operating expenses (“LOE”) and LOE per Boe for the three and six months ended September 30, 2018 and 2017, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Lease operating expenses	$1,609,659	$1,506,747	$5,165,788	$5,049,551
Severance, ad valorem taxes and
marketing	855,361	1,002,605	2,720,825	3,180,189
Total LOE	$2,465,020	$2,509,352	$7,886,613	$8,229,740

LOE per Boe	$16.54	$11.61	$16.00	$11.62
LOE per Boe without severance,
ad valorem taxes and marketing	$10.80	$6.97	$10.48	$7.13

Commodity Derivative Instruments

Commodity derivative instruments open as of September 30, 2018 are provided below. Natural gas prices are NYMEX Henry Hub prices, and crude oil prices are NYMEX West Texas Intermediate.

	2018	2019	2020
	Settlement	Settlement	Settlement
NATURAL GAS (MMBtu):
Swaps
Volume	438,434	1,660,297	1,095,430
Price	$2.97	$2.75	$2.68

CRUDE OIL (Bbls):
Swaps
Volume	43,768	156,320
Price	$53.17	$53.77

About Yuma Energy, Inc.

Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s operations have focused on onshore properties located in central and southern Louisiana and southeastern Texas where it has a long history of drilling, developing and producing both oil and natural gas assets. In addition, during 2017 the Company began acquiring acreage in Yoakum County, Texas, with plans to explore and develop oil and natural gas assets in the Permian Basin. Finally, the Company has operated positions in Kern County, California, and non-operated positions in the East Texas Woodbine. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, and estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: our limited liquidity and the Company’s ability to repay outstanding loans when due; the Company’s ability to continue as a going concern; reduction in the borrowing base of the Company’s credit facility; the risks of the oil and natural gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and natural gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; declines in oil and natural gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  The Company’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Executive Vice President, Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2018	2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,545,644	$137,363
Accounts receivable, net of allowance for doubtful accounts:
Trade	2,795,115	4,496,316
Officer and employees	4,229	53,979
Other	487,678	1,004,479
Prepayments	373,884	976,462
Other deferred charges	307,686	347,490

Total current assets	6,514,236	7,016,089

OIL AND GAS PROPERTIES (full cost method):
Proved properties	504,594,550	494,216,531
Unproved properties - not subject to amortization	-	6,794,372

	504,594,550	501,010,903
Less: accumulated depreciation, depletion, amortization and impairment	(431,069,270)	(421,165,400)

Net oil and gas properties	73,525,280	79,845,503

OTHER PROPERTY AND EQUIPMENT:
Assets held for sale	2,309,243	-
Land, buildings and improvements	-	1,600,000
Other property and equipment	1,793,397	2,845,459
	4,102,640	4,445,459
Less: accumulated depreciation and amortization	(1,339,896)	(1,409,535)

Net other property and equipment	2,762,744	3,035,924

OTHER ASSETS AND DEFERRED CHARGES:
Deposits	467,592	467,592
Other noncurrent assets	79,997	270,842

Total other assets and deferred charges	547,589	738,434

TOTAL ASSETS	$83,349,849	$90,635,950

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	September 30,	December 31,
	2018	2017

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$35,000,000	$651,124
Accounts payable, principally trade	7,582,015	11,931,218
Commodity derivative instruments	3,001,449	903,003
Asset retirement obligations	325,805	277,355
Other accrued liabilities	1,678,112	2,295,438

Total current liabilities	47,587,381	16,058,138

LONG-TERM DEBT	-	27,700,000

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	10,395,929	10,189,058
Commodity derivative instruments	545,992	336,406
Deferred rent	261,698	290,566
Employee stock awards	115,616	191,110

Total other noncurrent liabilities	11,319,235	11,007,140

COMMITMENTS AND CONTINGENCIES (Notes 2 and 15)

EQUITY
Series D convertible preferred stock
($0.001 par value, 7,000,000 authorized, 2,005,849 issued and outstanding as of September 30, 2018, and 1,904,391 issued and outstanding as of
December 31, 2017)	2,006	1,904
Common stock
($0.001 par value, 100 million shares authorized, 23,243,763 outstanding as of
September 30, 2018 and 22,661,758 outstanding as of December 31, 2017)	23,244	22,662
Additional paid-in capital	57,873,967	55,064,685
Treasury stock at cost (380,525 shares as of September 30, 2018 and 13,343 shares
as of December 31, 2017)	(439,099)	(25,278)
Accumulated earnings (deficit)	(33,016,885)	(19,193,301)

Total equity	24,443,233	35,870,672

TOTAL LIABILITIES AND EQUITY	$83,349,849	$90,635,950

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

REVENUES:
Sales of natural gas and crude oil	$5,426,855	$5,816,883	$16,894,968	$19,516,011

EXPENSES:
Lease operating and production costs	2,465,020	2,509,352	7,886,613	8,229,740
General and administrative – stock-based
compensation	143,214	414,660	503,738	851,492
General and administrative – other	1,314,666	1,622,528	4,651,532	5,705,159
Deposit forfeiture	(275,000)	-	(275,000)	-
Depreciation, depletion and amortization	2,140,310	2,761,668	6,602,801	8,666,052
Asset retirement obligation accretion expense	140,701	138,867	423,802	418,890
Impairment of oil and gas properties	3,397,281	-	3,397,281	-
Impairment of long lived assets	-	-	176,968	-
Bad debt expense (recovery)	85,928	(38,706)	413,395	34,807
Total expenses	9,412,120	7,408,369	23,781,130	23,906,140

LOSS FROM OPERATIONS	(3,985,265)	(1,591,486)	(6,886,162)	(4,390,129)

OTHER INCOME (EXPENSE):
Net gains (losses) from commodity derivatives	(873,723)	(1,260,280)	(4,220,553)	4,434,583
Interest expense	(637,772)	(429,313)	(1,671,700)	(1,407,689)
Gain (loss) on other property and equipment	-	-	-	484,768
Other, net	43	14,043	78,390	56,110
Total other income (expense)	(1,511,452)	(1,675,550)	(5,813,863)	3,567,772

INCOME (LOSS) BEFORE INCOME TAXES	(5,496,717)	(3,267,036)	(12,700,025)	(822,357)

Income tax expense (benefit)	-	2,539	-	8,489

NET INCOME (LOSS)	(5,496,717)	(3,269,575)	(12,700,025)	(830,846)

PREFERRED STOCK:
Dividends paid in kind	385,125	359,311	1,123,559	1,048,221

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$(5,881,842)	$(3,628,886)	$(13,823,584)	$(1,879,067)

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.25)	$(0.29)	$(0.60)	$(0.15)
Diluted	$(0.25)	$(0.29)	$(0.60)	$(0.15)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING:
Basic	23,096,359	12,483,724	22,998,312	12,311,087
Diluted	23,096,359	12,483,724	22,998,312	12,311,087

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net income (loss) to net cash provided by (used in)
operating activities:
Net income (loss)	$(12,700,025)	$(830,846)
Depreciation, depletion and amortization of property and equipment	6,602,801	8,666,052
Impairment of oil and gas properties	3,397,281	-
Impairment of long lived assets	176,968	-
Amortization of debt issuance costs	340,225	277,293
Deferred rent liability, net	18,219	163,962
Stock-based compensation expense	503,738	851,492
Settlement of asset retirement obligations	(590,709)	(430,415)
Asset retirement obligation accretion expense	423,802	418,890
Bad debt expense	413,395	34,807
Net (gains) losses from commodity derivatives	4,220,553	(4,434,583)
Gain on sales of fixed assets	-	(556,141)
Loss on write-off of abandoned facilities	-	71,373
(Gain) loss on write-off of liabilities net of assets	(103,044)	(34,835)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,864,956	736,959
Decrease in prepaids, deposits and other assets	546,280	715,603
(Decrease) increase in accounts payable and other current and
non-current liabilities	(380,292)	(1,177,583)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4,734,148	4,472,028

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(7,711,751)	(5,964,781)
Proceeds from sale of oil and gas properties	1,127,400	5,400,563
Proceeds from sale of other fixed assets	-	645,791
Derivative settlements	(1,912,521)	1,103,525
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(8,496,872)	1,185,098

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings on senior credit facility	14,300,000	-
Repayment of borrowings on senior credit facility	(7,000,000)	(8,050,000)
Repayments of borrowings - insurance financing	(651,124)	(599,341)
Debt issuance costs	-	(323,593)
Common stock registration and offering costs	(64,050)	(15,087)
Treasury stock repurchases	(413,821)	(24,432)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,171,005	(9,012,453)

CHANGE IN CASH AND CASH EQUIVALENTS	2,408,281	(3,355,327)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	137,363	3,625,686

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,545,644	$270,359

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$1,324,950	$1,133,385
Interest capitalized	$133,772	$208,310
Income tax refund	$-	$20,699
Supplemental disclosure of significant non-cash activity:
(Increase) decrease in capital expenditures financed by accounts payable	$3,922,933	$(3,291,386)
Common stock subscription receivable (net of $909,600 offering costs at closing)	$-	$8,690,400
Other accrued offering expenses	$-	$271,227